                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

SUBSIDIARIES OF DOVER

Domestic Subsidiaries
---------------------
                                                                          State of
Name                                                                      Incorporation
----                                                                      -------------
Arcom Wireless, Inc.                                                      Delaware
Avtec Industries, Inc.                                                    Delaware
Bayne Machine Works, Inc.                                                 South Carolina
Belvac Production Machinery, Inc.                                         Virginia
Carrillo Industries, Inc.                                                 California
CCI Field Services, Inc.                                                  Delaware
Chief Automotive Systems, Inc.                                            Delaware
Communications Techniques, Inc.                                           Delaware
Conmec, Inc.                                                              Delaware
Comco Machinery, Inc.                                                     Ohio
CPI Products, Inc.                                                        Delaware
C-U Acquisition, Inc.                                                     Delaware
Crenlo. Inc.                                                              Delaware
DDI Properties                                                            California
DEK U.S.A., Inc.                                                          Delaware
Delaware Capital Formation, Inc.                                          Delaware
Delaware Capital Holdings, Inc.                                           Delaware
De-Sta-Co Cylinders, Inc.                                                 Delaware
Dielectric Laboratories, Inc.                                             Delaware
Dover Diversified De, Inc.                                                Delaware
Dover Diversified, Inc.                                                   Delaware
Dover Europe, Inc.                                                        Delaware
Dover France Holdings Corp.                                               Delaware
Dover Global Holdings, Inc.                                               Delaware
Dover Industries, Inc.                                                    Delaware
Dover Resources Inc.                                                      Delaware
Dover Technologies International, Inc.                                    Delaware
Dow-Key Microwave, Inc.                                                   Delaware
DT Magnetics, Inc.                                                        Delaware
Duncan Industries.                                                        Delaware
Eco Air Products                                                          Delaware
Emco Electronics, Incorporated                                            Delaware
Everett Charles Technologies, Inc.                                        Delaware
Ferguson/Beauregard/Logic                                                 Delaware
Graphic Microsystems, Inc.                                                California
Groen, Inc.                                                               Delaware
Hill Phoenix Inc.                                                         Delaware
Hover-Davis, Inc.                                                         Delaware
Hydro Systems Company                                                     Delaware
Impell Inc.                                                               Delaware
Kayln/Siebert Inc.                                                        Delaware
K&L Microwave, Inc.                                                       Delaware
Knappco Corporation                                                       Delaware
Kurz-Kasch, Inc.                                                          Delaware
Marathon Equipment Company                                                Delaware
Mark Andy, Inc.                                                           Missouri
Midland Manufacturing Company                                             Delaware
Novacap, Inc.                                                             Delaware
OK International, Inc.                                                    Delaware
Petro Vend, Inc.                                                          Delaware
PDQ Manufacturing, Inc.                                                   Delaware

                                    74 of 79

                                                                          State of
Name                                                                      Incorporation
----                                                                      -------------
Perfect Bore                                                              Delaware
PRC Corporation                                                           Delaware
Preco Turbine and Compressor Services, Inc.                               Texas
Quartzdyne, Inc.                                                          Delaware
Randell Manufacturing, Inc.                                               Delaware
Refrigeration Systems, Inc.                                               Delaware
Revod Corporation                                                         Delaware
Robohand, Inc.                                                            Delaware
Rotary Lift                                                               Delaware
Schreiber Engineering, Inc.                                               California
Somero Enterprises                                                        New Hampshire
Sonic Industries, Inc.                                                    California
Sanger Works Factory Holdings, Inc.                                       California
Texas Hydraulics, Inc.                                                    Delaware
The Heil Company                                                          Delaware
The Wittemann Company, Inc.                                               Delaware
Tisma Machinery Corporation                                               Illinois
Tipper Tie, Inc.                                                          Delaware
TNI, Inc.                                                                 Delaware
Tranter, Inc.                                                             Michigan
Triton Systems, Inc.                                                      Mississippi
Tulsa-Winch, Inc.                                                         Delaware
Universal Instruments Corporation                                         Delaware
Vectron International, Inc.                                               Delaware
Vitronics International, Inc.                                             Delaware
Waukesha Bearings Corporation                                             Wisconsin
Weldcraft Products, Inc.                                                  Delaware
Wilden Pump and Engineering Company, Inc.                                 Delaware
Wiseco Piston Company, Inc.                                               Delaware

Foreign Subsidiaries
--------------------
Name                                                                     Jurisdiction
----                                                                     ------------
Acumen Technology                                                        Malaysia
Acumen Technology (Pte) Ltd.                                             Singapore
atg test systems GmbH                                                    Germany
A-C Compressor Canada                                                    Canada
A-C Compressor (UK) Limited                                              United Kingdom
Alphasem Holding AG                                                      Switzerland
Blackmer Flow Technologies                                               Canada
Chief Automotive Limited                                                 United Kingdom
DEK Printing Machines Ltd.                                               United Kingdom
De-Sta-Co Manufacturing Limited (Asia)                                   Thailand
De-Sta-Co Manufacturing, Ltd                                             United Kingdom
De-Sta-Co Metallerzeugnisse GmbH                                         Germany
Dorana Neunundfunfzigste Velwaltungsg Esellschaft GmbH                   Germany
Dover Corporation (Canada) Ltd.                                          Canada
Dover Corporation International                                          United Kingdom
Dover Europe Afzug GmbH                                                  Germany
Dover Germany GmbH                                                       Germany
Dover Exports, Ltd.                                                      Barbados
Dover France Holdings SARL                                               France
Dover International Finance Services Ltd.                                United Kingdom
Dover UK Holdings Ltd.                                                   United Kingdom
Dti Arb, Inc.                                                            Canada
OPW Eleven Brazil                                                        Brazil

                                    75 of 79

Name                                                                     Jurisdiction
----                                                                     ------------
Everett Charles Technologies, Ltd.                                       United Kingdom
Heil Europe                                                              United Kingdom
Heil Trailer International Holdings, Ltd.                                United Kingdom
HTT Heat Transfer Technologies, S.A.                                     Switzerland
Hydratight Ltd.                                                          United Kingdom
Hydro Systems Europe, Ltd.                                               United Kingdom
Imaje S.A.                                                               France
Imaje GmbH                                                               Germany
Langbein & Engelbracht, GmbH                                             Germany
Luther & Maezler GmbH                                                    Germany
Mark Andy, UK Limited                                                    United Kingdom
Markpoint Holding AB                                                     Sweden
Multitest AG                                                             Germany
Pullmaster Winch Corporation                                             Canada
Rotary Lift Europe                                                       Italy
Rotary Lift (UK) Limited                                                 United Kingdom
Soltec International, B.V.                                               Netherlands
Somero Enterprises, Ltd.                                                 United Kingdom
SWEP International AB                                                    Sweden
SWEP Technologies AB                                                     Sweden
Syfer Technology Limited                                                 United Kingdom
Tranter Ltd.                                                             United Kingdom
Universal Electronics Systems H.K. Ltd.                                  Hong Kong
Universal Instruments GmbH                                               Germany
Universal Instruments Korea Ltd.                                         South Korea
Universal Instruments (Electronics) Ltd.                                 United Kingdom
Universal Instruments Corp. (Singapore) Pte. Ltd.                        Singapore
Van Dam Machine B.V.                                                     Netherlands
Waukesha Bearings Limited                                                United Kingdom
Vitronics Soltec GmbH                                                    Germany

                                    76 of 79